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                                                                    EXHIBIT 23.2
                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SS&C Technologies, Inc., of our report dated March 2, 1999, except for Note 13, for which the date is March 24, 1999, relating to the financial statements, which appears in the 1998 Annual Report of SS&C Technologies, Inc., which is incorporated by reference in SS&C Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Hartford, Connecticut
January 25, 2000